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                                                                     Exhibit 5.1

                            [Paul, Weiss letterhead]



                               September 22, 1997


Finlay Enterprises, Inc.
521 Fifth Avenue
New York, New York  10175

                            Finlay Enterprises, Inc.
                       Registration Statement on Form S-1
                           Registration No. 333-34949
                       ----------------------------------


Ladies and Gentlemen:

     In connection with the above-captioned Registration Statement, as amended (the "Registration Statement"), filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"), and the rules and regulations promulgated thereunder (the "Rules"), we have been requested by Finlay Enterprises, Inc., a Delaware corporation (the "Company"), to furnish our opinion as to the legality of the 2,046,971 shares (the "Company Shares") of the Company's Common Stock, par value $.01 per share (the "Common Stock"), offered by the Company, the 953,029 shares (the "Stockholder Shares") of Common Stock offered by Equity-Linked Investors, L.P., a stockholder of the Company, and the


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Finlay Enterprises, Inc.                                                       2

450,000 shares (the "Over-Allotment Shares") of Common Stock which may be sold by certain other stockholders of the Company identified in the Registration Statement upon exercise of the Underwriters' over-allotment option, all of which shares are registered for sale under the Registration Statement.

     In connection with the furnishing of this opinion, we have reviewed the Registration Statement (including all amendments thereto), the form of the Underwriting Agreement included as Exhibit 1.1 to the Registration Statement (the "Underwriting Agreement"), originals, or copies certified or otherwise identified to our satisfaction, of the Company's Amended and Restated Certificate of Incorporation and Amended and Restated By-laws, each as in effect on the date hereof, and records of certain corporate proceedings of the Company. We have also examined and relied upon representations as to factual matters contained in certificates of officers of the Company, and have made such other investigations of fact and law and have examined and relied upon the originals, or copies certified or otherwise identified to our satisfaction, of such documents, records, certificates or other instruments, and upon such factual information otherwise supplied to us, as in our judgment are necessary or appropriate to render the opinion expressed below. In addition, we have assumed, without independent investigation, the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity of original documents to all documents submitted to us as certified, photostatic,


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Finlay Enterprises, Inc.                                                       3

reproduced or conformed copies, the authenticity of all such latter documents and the legal capacity of all individuals who have executed any of the documents reviewed by us.

     Based upon the foregoing, we are of the opinion that (i) the Company Shares, when issued, delivered and paid for as contemplated in the Registration Statement and the Underwriting Agreement, will be duly authorized, validly issued, fully paid and nonassessable and (ii) the Stockholder Shares and the Over-Allotment Shares have been duly authorized, validly issued and fully paid and are nonassessable.

     Our opinion expressed above is limited to the General Corporation Law of the State of Delaware. Please be advised that no member of this firm is admitted to practice in the State of Delaware. Our opinion is rendered only with respect to laws and the rules, regulations and orders thereunder, which are currently in effect.

     We hereby consent to use of this opinion as an Exhibit to the Registration Statement and to the use of our name under the heading "Legal Matters" contained in the Prospectus included in the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required by the Act or the Rules.



                                        Very truly yours,

                              /s/ Paul, Weiss, Rifkind, Wharton & Garrison

                              PAUL, WEISS, RIFKIND, WHARTON & GARRISON